UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K/A
(Amendment No. 1)

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 5, 2015
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FINJAN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
 ____________________

Delaware	000-33304	20-4075963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	2000 University Avenue, Suite 600, East Palo Alto, CA	94303
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 650-282-3228

(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A (the “Amendment”) updates information disclosed in a Current Report on Form 8-K filed on November 6, 2015 (the “Original Report”) relating to, among other items, the appointment of Gary Moore as a Class 3 Director of Finjan Holdings, Inc. (the “Company”). The purpose of this Amendment is to disclose details relating to a change in the grant of RSUs to Mr. Moore.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)    In the Original Report, the Company announced the appointment of Gary Moore as a Class 3 Director of the Company to fill a vacancy on the Company’s Board of Directors (the “Board”) created upon the resignation of Michael Eisenberg, to hold office until the election of his duly elected and qualified successor or until his earlier resignation or removal. In connection with such appointment to the Board, the Company awarded Mr. Moore 600,000 restricted stock units (“RSUs”) under the Company’s 2014 Incentive Compensation Plan (the “2014 Plan”), which award was subject to approval by the Company’s stockholders of an amendment to the 2014 Plan to, among other matters, allow for the grant of RSUs of such size. Rather than request stockholder approval of an amendment to the 2014 Plan, the Board determined that it could make annual grants of 200,000 shares in each of 2016, 2017 and 2018. Therefore, on May 4, 2016 the Board cancelled the grant of 600,000 RSUs described in the Original Report and awarded Mr. Moore 200,000 RSUs with the following vesting schedule: 100% of the RSUs are to vest on the one year anniversary of Mr. Moore’s first date on the Board, November 5, 2015 (the “Director Start Date”).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINJAN HOLDINGS, INC.

Date: May 6, 2016	By:	/s/ Philip Hartstein
Philip Hartstein
President & Chief Executive Officer